UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756

(Address of principal executive offices, including zip code)

(479) 464-9944

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2024, America’s Car-Mart, Inc., a Texas corporation (the “Company”), and its subsidiaries, Colonial Auto Finance, Inc., an Arkansas corporation (“Colonial”), America’s Car Mart Inc., an Arkansas corporation (“ACM”), and Texas Car-Mart, Inc., a Texas corporation (“TCM” and collectively with Colonial and ACM, the “Borrowers”), entered into Amendment No. 6 to the Third Amended and Restated Loan and Security Agreement (“Agreement”), dated as of September 30, 2019, by and among the Company, Colonial, ACM, TCM and a group of lenders, as previously amended on October 29, 2020, February 10, 2021, September 29, 2021, April 22, 2022 and February 22, 2023.

Amendment No. 6 to the Agreement (the “Amendment”) extends the term of the Company’s revolving credit facilities to September 30, 2025 and reduces the total permitted borrowings from $600 million to $340 million, including a reduction in the Colonial revolving line of credit from $570 million to $310 million. The ACM-TCM revolving line of credit remains at $30 million. The lending group now includes BMO Harris Bank N.A. ($88 million commitment), Axos Bank ($84 million commitment), BOKF, NA d/b/a BOK Financial ($55 million commitment), MUFG Union Bank, N.A. ($48 million commitment, down from $84 million), First Horizon Bank ($25 million commitment, down from $75 million), Commerce Bank ($25 million commitment, down from $40 million), and Arvest Bank ($15 million commitment, down from $40 million). In connection with the Amendment, Wells Fargo Bank, N.A. and CIBC Bank USA withdrew from the group of lenders. The Amendment also restores the accordion feature of the credit facilities back to $100,000,000 as of February 28, 2024 and makes certain other adjustments and modifications to the terms of the Agreement. At January 31, 2024, the end of the Company’s third fiscal quarter, there was approximately 125.6 million in additional availability under the Agreement.

The reduction in the facility size was primarily due to improve efficiencies in the use of fundings since the Company is utilizing the Asset Backed Securitization market, as well as a function of the number of lenders in the facility.

The reduction in the total permitted borrowings will reduce the Company’s expense for unused line fees for the unused availability under the credit facilities based on the Company’s recent borrowings. However, the Amendment increases the unused line fee rate from 0.375% to 0.50% if the average daily amount of the revolver loan borrowings outstanding during the immediately preceding month is less than 50% of total revolver commitments. The unused fee line rate for average daily revolver loan borrowings outstanding during the immediately preceding month equal to or exceeding 50% of total revolver commitments remains unchanged at 0.25%.

The Amendment removes the existing pricing tiers for determining the applicable interest rate, which were based on the Company’s consolidated leverage ratio for the preceding fiscal quarter, and establishes the applicable margin for determining the interest rate at 1.0% plus a base rate for base rate revolver loans and 3.5% plus the adjusted Term SOFR for SOFR-based revolver loans. The Amendment updates the financial covenants under the Agreement to remove certain provisions that triggered compliance with a fixed charge coverage ratio upon borrowings exceeding certain thresholds and to provide for a full-time fixed charge coverage ratio covenant. The Amendment sets the required fixed charge coverage ratio, which measures the Company’s fixed charges (as defined in the Agreement) to its earnings before interest, taxes, depreciation and amortization (“EBITDA”), at 1.00 to 1.0 through August 31, 2024, 1.15 to 1.0 from September 30, 2024 through December 31, 2024, and 1.25 to 1.0 beginning January 31, 2025 and thereafter. The fixed charge coverage ratio will be calculated on a trailing 12-month basis. The Amendment also redefines EBITDA to exclude allowance provisions or reserves and include net-charge offs for Colonial. In addition, the Amendment updates the calculation of the Company’s borrowing base to allow greater vehicle eligibility by updating the definition of eligible vehicle inventory to include vehicles purchased for less than $20,000 increased from $15,000 (less than $30,000, increased from $25,000, for trucks and sport utility vehicles) and extending the period in which net charge-offs, past due receivables and repossession can exceed a set limit under the Agreement from a maximum of two months to three months.

Finally, the Amendment updates the definition of “permitted acquisitions” to allow the Company to make strategic business acquisitions so long as the aggregate cash consideration paid for all acquired businesses in any one fiscal year does not exceed $20.0 million and to provide more flexibility in the financial statement requirements for permitted acquisitions in which the total consideration exceeds $10 million.

Certain members of the lending group under the Agreement, or their respective affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including treasury management, commercial banking, trust, financial advisory or other financial and commercial services, for which they received, or will receive, customary fees and expenses.

The above description is a summary and is qualified in its entirety by Amendment No. 6, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Amended and Restated Loan and Security Agreement dated September 30, 2019, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger and Book Manager (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2019).

10.2	Amendment No. 1 to Third Amended and Restated Loan and Security Agreement dated October 29, 2020, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger and Book Manager (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2020).

10.3	Amendment No. 2 to Third Amended and Restated Loan and Security Agreement dated February 10, 2021, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger and Book Manager (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 16, 2021).

10.4	Amendment No. 3 to Third Amended and Restated Loan and Security Agreement dated September 29, 2021, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger and Book Manager (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2021).

10.5	Amendment No. 4 to Third Amended and Restated Loan and Security Agreement dated April 22, 2022, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger and Book Manager (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2022).

10.6	Amendment No. 5 to Third Amended and Restated Loan and Security Agreement and Limited Waiver dated February 22, 2023, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger, and Book Manager (Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2023).

10.7	Amendment No. 6 to Third Amended and Restated Loan and Security Agreement and Limited Waiver dated February 28, 2024, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., a Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger, and Book Manager.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: March 5, 2024	/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer
(Principal Financial Officer)